Exhibit 10.21

MR PROCESSING HOLDING CORP.

AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of April 11, 2006, by and among (i) MR Processing Holding Corp., a Delaware corporation (the “Company”), (ii) Great Hill Equity Partners II Limited Partnership, a Delaware limited partnership (“Great Hill II”), (iii) Great Hill Equity Partners III, LP, a Delaware limited partnership (“Great Hill III”), (iv) Great Hill Affiliate Partners II Limited Partnership, a Delaware limited partnership (“GHAP II”), (v) Great Hill Investors, LLC, a Massachusetts limited liability company (“GHI” and, together with any investment fund managed by Great Hill Partners, LLC, a Massachusetts Limited Liability Company, GH Partners, LLC, a Massachusetts Limited Liability Company and any of their affiliates that at any time acquires any Registrable Securities and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement, the “Investors” and each, an “Investor”), (vi) RBS Equity Corporation (“RBS”), (vii) Daniel D. Phelan (“Phelan”), John G. Aldridge, Jr. (“Aldridge”), Penni Alper (“Alper”) and Shell Rutledge (“Rutledge” and, together with Phelan, Aldridge and Alper, the “Rollover Holders”), (viii) Ares Capital Corporation, a Maryland corporation (“Ares”), (ix) C&B Fund II, L.P., a Delaware limited liability partnership (“CBII”) and C&B Fund II (PF), L.P., a Delaware limited partnership (“CBPF”, and together with CBII, the “CB Funds”).  The Investors, RBS, the Rollover Holders, Ares and the CB Funds are collectively referred to herein as the “Stockholders”.  Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 9 hereof.

WHEREAS, the Company and the Investors are parties to a Purchase Agreement dated February 24, 2006 (the “Investor Purchase Agreement”), pursuant to which the Investors purchased shares of Series A Convertible Preferred Stock of the Company, par value $0.01 per share (the “Series A Preferred”);

WHEREAS, the Company and RBS are parties to a Purchase Agreement dated February 24, 2006 (the “RBS Purchase Agreement”), pursuant to which RBS purchased shares of Series A Preferred;

WHEREAS, the Company, McCalla, Raymer, Padrick, Cobb, Nichols & Clark, LLC, a Georgia limited liability company (“McCalla”), E-Default Solutions, LLC (“E-Default”), Statewide Title Services, LLC (“Statewide Title”), Statewide Records Management, LLC (“Statewide Records”), Statewide Publishing, LLC (“Statewide Publishing”), Statewide Tax Services, LLC (“Statewide Tax”, and together with E-Default, Statewide Title, Statewide Records and Statewide Publishing, the “Other Selling Entities”), and the Purchasers are parties to a Contribution Agreement of even date herewith (the “Contribution Agreement”), pursuant to which McCalla and the Other Selling Entities sold certain assets to the Purchasers in exchange for cash and the issuance of shares (the “Rollover Shares”) of Series A Preferred to McCalla;

WHEREAS, immediately following the consummation of the transactions contemplated in the Contribution Agreement, McCalla distributed the Rollover Shares to the Rollover Holders, each of whom was a member of McCalla at the time of the closing of the transactions contemplated by the Contribution Agreement;

WHEREAS, in order to induce the Investors to enter into the Investor Purchase Agreement, RBS to enter into the RBS Purchase Agreement, and the Rollover Holders to enter into the Contribution Agreement, the Company agreed to provide the registration rights set forth in that certain Registration Agreement of the Company dated February 24, 2006 (the “Original Registration Agreement”);

WHEREAS, pursuant to a Purchase Agreement dated April       , 2006, Ares acquired 30,000 shares of Series A Preferred from Fund III (the “Ares Purchase”);

WHEREAS, pursuant to a Purchase Agreement dated April       , 2006, CBII acquired 5,845 shares of Series A Preferred from Fund III (the “CBII Purchase”);

WHEREAS, pursuant to a Purchase Agreement dated April       , 2006, CBPF acquired 4,155 shares of Series A Preferred from Fund III (the “CBPF Purchase”);

WHEREAS, in connection with the Ares Purchase, the CBII Purchase and the CBPF Purchase, the Company and the Stockholders (as defined in the Original Registration Agreement) desire to amend and restate the Original Registration Agreement for the purposes, among others, of (i) admitting Ares, CBII and CBPF as Stockholders hereunder, and (ii) providing the registration rights set forth herein; and

WHEREAS, upon execution of this Agreement, the Stockholders (as defined in the Original Registration Agreement) intend that this Agreement replace and supersede the Original Registration Agreement and that the Original Registration Agreement shall hereafter have no legal effect.

NOW, THEREFORE, the parties hereto agree to amend and restate the Original Registration Agreement as follows:

1.             Demand Registrations.

(a)           Requests for Registration. At any time after 180 days following the Company’s initial public offering and from time to time thereafter, the Requisite Holders may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), and the Requisite Holders may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Short-Form Registrations”), if available.  All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations.”  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering.  Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b)           Long-Form Registrations.  The Requisite Holders shall be entitled to request two Long-Form Registrations in which the Company shall pay all Registration Expenses (as defined in Section 5).  A registration shall not count as one of the permitted Long Form Registrations hereunder unless the holders of Registrable Securities requesting registration are able to register and sell at least 75% of the Registrable Securities such holders requested to be included in such registration; provided  that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a permitted Long-Form Registration whether or not it has become effective and whether or not such registration is counted as one of the permitted Long-Form Registrations.  All Long-Form Registrations shall be underwritten registrations.

(c)           Short-Form Registrations.  In addition to the Long-Form Registrations provided pursuant to Section 1(b), the Requisite Holders shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses; provided that, the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $10 million.  Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form.  After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

(d)           Priority on Demand Registrations.  The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the Majority Holders.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number which can be sold therein without adversely affecting the marketability of the offering, then the Company shall include in such registration, prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested to be included that, in the written opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders of Registrable Securities on the basis of the number of Registrable Securities held by each such holder.

(e)           Restrictions on Long-Form Registrations.  The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 hereof and in which there was no reduction in the number of Registrable Securities requested to be included.  If the Board of Directors of the Company in good faith determines that the filing or effectiveness of a registration statement in connection with any requested Demand Registration would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other transaction as to which the Company has then taken substantial steps, or would require disclosure of facts or circumstances which disclosure would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other transaction as to which the Company has then taken or expects to take in the immediate future substantial steps, then the Company may delay such registration for a period of up to 180 days so long as the Company is still pursuing the transaction that allowed such delay (it being agreed that the Company may not delay requested registrations pursuant to this clause (ii) for more than an aggregate of 180 days during any 360 consecutive days).

(f)            Selection of Underwriters.  The Majority Holders shall have the right to select the investment banker(s) and manager(s) to administer the offering.

(g)           Other Registration Rights.  Except as provided in this Agreement, the Company shall not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities, options, or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Majority Holders.

(h)           Obligations of Holders of Registrable Securities.  Subject to the Company’s obligations under Section 4(e) hereof, each holder of Registrable Securities shall cease using any prospectus after receipt of written notice from the Company of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

2.             Piggyback Registrations.

(a)           Right to Piggyback.  Whenever the Company proposes to register any of its securities (including any proposed registration of the Company’s securities by any third party) under the Securities Act (other than (i) pursuant to a Demand Registration, to which Section 1 is applicable, (ii) in connection with an initial public offering of the Company’s equity securities, or (iii) in connection with registrations on Form S-4, S-8 or any successor or similar forms, (iv) in connection with a registration relating to a reorganization of the Company or other transaction under Rule 145 of the Securities Act, (v) in connection with a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities or (vi) a registration in which the only securities being registered are common stock issuable upon conversion of debt securities that are also being registered) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (and in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.  The Company’s notice shall state the last day on which the holder of Registrable Securities may request inclusion in the registration.

(b)           Piggyback Expenses.  The Registration Expenses of the Company and the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c)           Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold therein without adversely affecting the marketability of the offering, then the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among such holders on the basis of the number of Registrable Securities held by each such holder and (iii) third, the other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of such securities held by each such holder.

(d)           Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than holders of Registrable Securities (it being understood that secondary registrations on behalf of holders of Registrable Securities are addressed in Section 1 above rather than this Section 2(d)), and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration  exceeds the number which can be sold therein without adversely affecting the Company or the marketability of the offering, then the Company shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, and any Registrable Securities requested to be included therein pro rata among the respective holders thereof on the basis of the number of Registrable Securities held by such holder, and (ii) second, any other securities of the Company requested to be included in such registration.

(e)           Selection of Underwriters.  If any Piggyback Registration is an underwritten offering, then the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration.  Such approval shall not be unreasonably withheld.

(f)            Other Registrations.  If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, then, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 90 days has elapsed from the effective date of such previous registration.

3.             Holdback Agreements.

(a)           Notwithstanding anything contained herein to the contrary, to the extent not inconsistent with applicable law, each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during such period before and after the effective time of any (x) underwritten Demand Registration (except as part of such underwritten registration) or (y) any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form) that is agreed to for such holder by the underwriter managing the registered public offering or in the case of the Company’s management and employees such longer time not to exceed 210 days as may be required by applicable law or the underwriters (a “Lock-Up Period”).

(b)           Except with respect to Company securities being distributed in the applicable underwritten offering, the Company (i) shall not effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during a Lock-Up Period, and (ii) to the extent not inconsistent with applicable law, shall use reasonable efforts to cause each holder of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for its equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during a Lock-Up Period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

4.             Registration Procedures.  Whenever the holders of Registrable Securities have properly requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)           prepare and, within 60 days after the end of the period within which requests for registration may be given to the Company, file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Majority Holders copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)           notify in writing each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary to enable such seller of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller of Registrable Securities (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e)           promptly notify in writing each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of the Majority Holders, promptly prepare and furnish to each such seller of Registrable Securities a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(f)            cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

(g)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)           enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Majority Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of Registrable Securities (including effecting a stock split or a combination of shares);

(i)            make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such underwriter, all reasonably requested financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all other information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such registration statement and assist and, at the request of any participating underwriter, use reasonable best efforts to cause such officers or directors to participate in presentations to prospective purchasers;

(j)            otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)           in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(l)            subject to the limitations set forth in Section 4(d) above, use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(m)          permit any holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material which, in the reasonable judgment of such holder and the Company, should be included;

(n)           obtain one or more cold comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold in such registered offering reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement); and

(o)           provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

Any member of management of the Company who is a holder of Registrable Securities agrees that if and for so long as he is employed by the Company or any affiliate thereof as a member of the Company’s management, he shall participate as reasonably requested in the sale process, including the preparation of the registration statement and the preparation and presentation of any road shows.  Prior to the effectiveness of any registration statement relating to any offering hereunder, any holder of Registrable Securities requested to be included in such offering may withdraw any or all of such Registrable Securities from such offering by written notice to the Company to that effect (whereupon such withdrawn Registrable Securities will no longer be considered to have been requested to be included in such offering), and no such withdrawal will adversely affect the rights of any holder of Registrable Securities requested to be included in such offering.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

Upon receipt of notice from the Company of the existence of any event of the kind described in Section 4(e) or Section 4(k) above, each seller of Registrable Securities shall immediately discontinue disposition of Registrable Securities pursuant to the registration statement until the registration statement has been supplemented or amended in accordance with Section 4(e) or until withdrawal of the stop order referred to in Section 4(k).

5.             Registration Expenses.

(a)           Subject to Section 5(b) below, all expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company, and fees and disbursements of all independent certified public accountants, underwriters including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the National Association of Securities Dealers, Inc. (in each case, excluding discounts and commissions), and other Persons retained by the Company or by the Investors or their affiliates on behalf of the Company (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (or any successor or similar system).

(b)           In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

(c)           To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered on behalf of each such holder.

6.             Indemnification.

(a)           The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, agents, and employees, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), whether joint and several or several, together with reasonable costs and expenses (including reasonable attorney’s fees) to which any such indemnified party may become subject under the Securities Act or otherwise (collectively, “Losses”) caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus (including a free-writing prospectus) or preliminary prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the Company shall not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus (including a free-writing prospectus), or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.  In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)           In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless the other holders of Registrable Securities and the Company, and their respective officers, directors, agents, and employees, and each other Person who controls the Company (within the meaning of the Securities Act) against any Losses caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such holder will reimburse the Company and each such other indemnified party for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the obligation to indemnify will be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

(e)           If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement.  The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(f)            The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6(e) above.  The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 6(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6, no seller of Registrable Securities shall be required to contribute pursuant to this Section 6 any amount in excess of the sum of (i) any amounts paid pursuant to Section 6(b) above and (ii) the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.             Participation in Underwritten Registrations.

(a)           No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required of each holder of Registrable Securities under the terms of such underwriting arrangements; and further provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

(b)           Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4(e) or 4(k) above, such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(e) or the withdrawal of the stop order as contemplated by Section 4(k), as the case may be.  In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7(b) to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e) or the withdrawal of the stop order as contemplated by Section 4(k), as the case may be.

8.             Additional Stockholders.  In connection with the issuance of any additional equity securities of the Company, the Company, with the consent of the Majority Holders, may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a holder of Registrable Securities under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a holder of Registrable Securities and party to this Agreement.

9.             Definitions.

(a)           “Ares Registrable Securities” means (i) any shares of Common Stock received upon the conversion of any Series A Preferred acquired by Ares as of the date hereof pursuant to the Ares Purchase, (ii) any shares of Common Stock acquired after the date hereof, or received upon the conversion of any Series A Preferred acquired after the date hereof, by Ares, and (iii) any other Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation, or other reorganization.

(b)           “CB Funds Registrable Securities” means (i) any shares of Common Stock received upon the conversion of any Series A Preferred acquired by CB Funds as of the date hereof pursuant to the CBII Purchase or the CBPF Purchase, (ii) any shares of Common Stock acquired after the date hereof, or received upon the conversion of any Series A Preferred acquired after the date hereof, by CB Funds, and (iii) any other Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation, or other reorganization.

(c)           “Common Stock” means any class of the Company’s common stock.

(d)           “Investor Registrable Securities” means (i) any shares of Common Stock received upon the conversion of any Series A Preferred acquired by the Investors as of the date hereof pursuant to the Investor Purchase Agreement, (ii) any shares of Common Stock acquired after the date hereof, or received upon the conversion of any Series A Preferred acquired after the date hereof, by an Investor or one of its Affiliates, and (iii) any other Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation, or other reorganization.

(e)           “Majority Holders” means, as of any date of determination, the holders of a majority of the Registrable Securities.

(f)            “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

(g)           “Purchasers” means, collectively, MR Default Services LLC, E-Default Services LLC and Statewide Tax and Title Services LLC.

(h)           “RBS Registrable Securities” means (i) any shares of Common Stock received upon the conversion of any Series A Preferred acquired by RBS as of the date hereof pursuant to the RBS Purchase Agreement, (ii) any shares of Common Stock acquired after the date hereof, or received upon the conversion of any Series A Preferred acquired after the date hereof, by RBS, and (iii) any other Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation, or other reorganization.

(i)            “Registrable Securities” means, collectively, the Investor Registrable Securities, the RBS Registrable Securities, the Rollover Holders Registrable Securities, the Ares Registrable Securities and the CB Funds Registrable Securities.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (i) distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the

Securities Act (or any similar rule then in force), (ii) unless the respective Stockholder otherwise elects, distributed to the limited partners of any of the Stockholders, (iii) have been effectively registered under a registration statement including, a registration statement on Form S-8 (or any successor form), (iv) otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (v) repurchased by the Company.  For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

(j)            “Registration Expenses” has the meaning set forth in Section 5(a) above.

(k)           “Requisite Holders” means, as of any date of determination, the holders of at least 40% of the Registrable Securities.

(l)            “Rollover Holders Registrable Securities” means (i) any shares of Common Stock received upon the conversion of any Series A Preferred acquired by such Rollover Holder as of the date hereof from McCalla in connection with the Contribution Agreement, (ii) any shares of Common Stock acquired after the date hereof, or received upon the conversion of any Series A Preferred acquired after the date hereof, by such Rollover Holder (but specifically excluding any shares of Common Stock received upon exercise of stock options of the Company), and (iii) any other Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation, or other reorganization.

(m)          “Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(n)           “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(o)           “Series A Preferred” means the Company’s Series A Convertible Preferred Stock.

10.           Miscellaneous.

(a)           No Inconsistent Agreements.  The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b)           Adjustments Affecting Registrable Securities.  The Company shall not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or that would materially adversely affect the marketability of such Registrable Securities in any such registration (including effecting a unit split or a combination of units).

(c)           Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.  Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto or who does not become party hereto pursuant to Section 8 above any rights or benefits, whether as a third-party beneficiary or otherwise.

(d)           Amendments and Waivers.  Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement shall be effective against the Company or the holders of Registrable Securities unless such modification, amendment, or waiver is approved in writing by the Company or the Majority Holders, respectively; provided that no such amendment or modification that would materially and adversely affect holders of one class or group of Registrable Securities in a manner different than holders of any other class or group of Registrable Securities (other than amendments and modifications required to implement the provisions of Section 8) shall be effective against the holders of such class or group of Registrable Securities without the prior written consent of holders of at least a majority of Registrable Securities of such class or group materially and adversely affected thereby.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

(e)           Successors and Assigns.  All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.  Notwithstanding the foregoing, in order to obtain the benefit of  this Agreement, any subsequent holder of Registrable Securities must execute a counterpart to this Agreement, thereby agreeing to be bound by the terms hereof.

(f)            Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g)           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts (including by means of facsimile), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h)           Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.  The use of the word “including” in this Agreement shall be, in each case, by way of example and without limitation.  The use of the words “or,” “either,” and “any” shall not be exclusive.  Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.

(i)            Governing Law.  The Delaware General Corporation Law shall govern all issues and questions concerning the relative rights of the Company and its stockholders.  All other issues and questions concerning the construction, validity, interpretation, and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j)            MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON, AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k)           Notices.  All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Wilmington, Delaware time on a business day, and otherwise on the next business day.  Such notices, demands, and other communications shall be sent to each Rollover Holder, each Investor, RBS, Ares, CBII and CBPF at the addresses indicated on the Schedule of Holders and to the Company at the address of its corporate headquarters or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(l)            No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

*     *     *     *    *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MR PROCESSING HOLDING CORP.

By:	/s/ Jennifer Dorris
	Name:	Jennifer Dorris
	Its:	Chief Financial Officer

GREAT HILL EQUITY PARTNERS II LIMITED PARTNERSHIP

By: Great Hill Partners GP II, LLC, its general partner

By:	/s/ Matthew T. Vettel
	Name:	Matthew T. Vettel
	Title:	A Manager

GREAT HILL EQUITY PARTNERS III, LP

By:	Great Hill Partners GP III, LP, its General Partner
By: GHP III, LLC, its General Partner

By:	/s/ Matthew T. Vettel
	Name:	Matthew T. Vettel
	Title:	A Manager

GREAT HILL AFFILIATE PARTNERS II LIMITED PARTNERSHIP

By:	Great Hill Partners GP II, LLC, its general partner

By:	/s/ Matthew T. Vettel
	Name:	Matthew T. Vettel
	Title:	A Manager

GREAT HILL INVESTORS, LLC

By:	/s/ Matthew T. Vettel
	Name:	Matthew T. Vettel
	Title:	A Manager

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

/s/ Daniel D. Phelan
DANIEL D. PHELAN

/s/ John G. Aldridge, Jr.
JOHN G. ALDRIDGE, JR.

/s/ Penni Alper
PENNI ALPER

/s/ Shell L. Rutledge
SHELL L. RUTLEDGE

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

ARES CAPITAL CORPORATION

By:	/s/ Michael Arougheti
	Name:	Michael Arougheti
	Title:	President

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

C&B FUND II, L.P.

By:	/s/ Theodore J. Bender, III
	Name:	Theodore J. Bender, III
	Title:	Manager

C&B FUND II (PF), L.P.

By:	/s/ Theodore J. Bender, III
	Name:	Theodore J. Bender, III
	Title:	Manager

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

RBS EQUITY CORPORATION

By:	/s/ William Stafeil
	Name:	William Stafeil
	Title:	Managing Director

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

SCHEDULE OF HOLDERS

Investors

Great Hill Equity Partners II Limited Partnership
One Liberty Square, 13th Floor
Boston, MA 02109
Attention: Matthew T. Vettel
Facsimile: (617) 790-9401

Great Hill Equity Partners III, LP
One Liberty Square, 13th Floor
Boston, MA 02109
Attention: Matthew T. Vettel
Facsimile: (617) 790-9401

Great Hill Affiliate Partners II Limited Partnership
One Liberty Square, 13th Floor
Boston, MA 02109
Attention: Matthew T. Vettel
Facsimile: (617) 790-9401

Great Hill Investors, LLC
One Liberty Square, 13th Floor
Boston, MA 02109
Attention: Matthew T. Vettel
Facsimile: (617) 790-9401

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois
Attention: Jeffrey Seifman, P.C.
Fax: (312) 861-2200

RBS Equity Corporation
101 Park Avenue, 10th Floor
New York, NY 10178
Attention: Andrew Weinberg
Tel: 212-401-1330
Fax: 212-401-1391

with a copy to:

Latham & Watkins LLP

633 W. 5th Street, Suite 4000
Los Angeles, CA 90071
Attention: John Mendez, Esq.
Telephone: 213-891-8181
Facsimile: 213-891-8763

Rollover Holders

Daniel D. Phelan
14885 East Bluff Road
Alpharetta, GA 30004

John G. Aldridge, Jr.
951 West Conway Drive, NW
Atlanta, Georgia 30327

Penni Alper
1273 Manor Oaks Court
Dunwoody, GA 30338

Shell Rutledge
3520 River Ferry Drive
Alpharetta, GA 30022
with a copy to:

Hunton & Williams LLP
Bank of America Plaza
600 Peachtree Street, N.E., Suite 4100
Atlanta, Georgia 30308
Attention: Joseph B. Alexander, Jr.
Fax: 404-602-9004

Ares

Ares Capital Corporation
780 Third Avenue, 46th Floor
New York, NY 10003
Attention: Michael Smith
Phone: 212-750-7300
Fax: 212-750-1777

With a copy to:

Thomas C. Mellor
Bingham McCutcheon LLP
399 Park Avenue
New York 10022-4689

Phone: 212-705-7425
Fax: 212-508-1459

CBII

Theodore J. Bender, III
Managing Director
Croft & Bender
4200 Northside Parkway NW, Building 1
Atlanta, GA 30327
Phone: 404-841-0053
Fax: 404-841-3135

CBPF

Theodore J. Bender, III
Managing Director
Croft & Bender
4200 Northside Parkway NW, Building 1
Atlanta, GA 30327
Phone: 404-841-0053
Fax: 404-841-3135

Other Stockholders

NONE